Exhibit 99.3

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024

i

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of

Hansen & Adkins, Inc. and subsidiaries:

Opinion

We have audited the accompanying consolidated financial statements of Hansen & Adkins, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hansen & Adkins, Inc. and its subsidiaries (the Company) as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Windes, Inc.

Long Beach, California

April 13, 2026

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents (variable interest entity restricted: $1,743,251 - 2025; $2,922,411 - 2024)	$17,551,850	$18,650,798
Accounts receivable, net of allowance for credit losses of $654,890 - 2025; $205,483 - 2024	25,241,990	26,496,499
Prepaid expenses and other current assets	6,287,592	3,957,266
Due from stockholders	633,830	622,035
Notes receivable, current portion (variable interest entity restricted: $532,365 - 2025; $836,769 - 2024)	908,327	1,486,994
	50,623,589	51,213,592

PROPERTY AND EQUIPMENT, net (variable interest entity restricted: $50,731,727 - 2025; $23,508,114 - 2024)	52,105,596	24,841,306

OTHER ASSETS
Notes receivable, noncurrent portion (variable interest entity restricted: $315,284 - 2025; $884,693 - 2024)	4,820,848	5,627,140
Deposits	574,330	527,179
	5,395,178	6,154,319

TOTAL ASSETS	$108,124,363	$82,209,217

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$7,331,798	$16,573,264
Accrued expenses, current portion	16,253,987	17,478,142
Notes payable, current portion (variable interest entity nonrecourse: $10,975,544 - 2025; $6,536,316 - 2024)	13,121,577	7,086,981
	36,707,362	41,138,387

NONCURRENT LIABILITIES
Accrued expenses, noncurrent portion	8,915,072	9,390,747
Notes payable, noncurrent portion (variable interest entity nonrecourse: $43,846,087 - 2025; $20,660,454 - 2024)	50,327,665	26,208,497
	59,242,737	35,599,244

COMMITMENTS AND CONTINGENCIES (Notes 1, 8, and 9)

STOCKHOLDERS’ EQUITY
Common stock, no par value; 1,000 shares authorized, issued, and outstanding	120,000	120,000
Additional paid-in capital	20,915,648	20,915,648
Accumulated deficit	(28,169,698)	(34,940,785)
Stockholders’ deficit attributable to Hansen & Adkins, Inc.	(7,134,050)	(13,905,137)
Noncontrolling interest	19,308,314	19,376,723
Total Stockholders’ Equity	12,174,264	5,471,586

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$108,124,363	$82,209,217

The accompanying notes are an integral part of these consolidated financial statements.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2025	2024

SALES	$345,203,677	$317,111,314

COST OF SALES	298,616,835	274,990,018

GROSS PROFIT	46,586,842	42,121,296

OPERATING EXPENSES
General and administrative expenses	39,441,417	34,877,015
Gain on sale of property and equipment	(2,153,327)	(1,141,417)
	37,288,090	33,735,598

INCOME FROM OPERATIONS	9,298,752	8,385,698

OTHER INCOME (EXPENSE)
Other income (expense)	1,491,830	(10,804,797)
Interest expense	(3,728,335)	(1,902,632)
Interest income	541,893	710,709
	(1,694,612)	(11,996,720)

INCOME (LOSS) BEFORE (BENEFIT FROM) PROVISION FOR STATE TAXES	7,604,140	(3,611,022)

(BENEFIT FROM) PROVISION FOR STATE TAXES	(254,484)	298,889

NET INCOME (LOSS)	7,858,624	(3,909,911)

LESS: INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	1,009,347	493,578

NET INCOME (LOSS) ATTRIBUTABLE TO HANSEN & ADKINS, INC.	$6,849,277	$(4,403,489)

The accompanying notes are an integral part of these consolidated financial statements.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

				Stockholders’
				Deficit
		Additional		Attributable to
	Common	Paid-In	Accumulated	Hansen &	Noncontrolling
	Stock	Capital	Deficit	Adkins, Inc.	Interest	Total

BALANCE AT JANUARY 1, 2024	$120,000	$20,915,648	$(23,803,184)	$(2,767,536)	$21,390,243	$18,622,707

DISTRIBUTIONS TO STOCKHOLDERS	-	-	(6,734,112)	(6,734,112)	(2,507,098)	(9,241,210)

NET (LOSS) INCOME	-	-	(4,403,489)	(4,403,489)	493,578	(3,909,911)

BALANCE AT DECEMBER 31, 2024	120,000	20,915,648	(34,940,785)	(13,905,137)	19,376,723	5,471,586

DISTRIBUTIONS TO STOCKHOLDERS	-	-	(78,190)	(78,190)	(1,077,756)	(1,155,946)

NET INCOME	-	-	6,849,277	6,849,277	1,009,347	7,858,624

BALANCE AT DECEMBER 31, 2025	$120,000	$20,915,648	$(28,169,698)	$(7,134,050)	$19,308,314	$12,174,264

The accompanying notes are an integral part of these consolidated financial statements.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$7,858,624	$(3,909,911)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	10,210,520	9,015,638
Gain on sale of property and equipment	(2,153,327)	(1,141,417)
Changes in operating assets and liabilities:
Accounts receivable	1,254,509	1,203,925
Prepaid expenses and other current assets	(2,330,326)	(927,193)
Deposits	(47,151)	4,761
Accounts payable and accrued expenses	(10,941,296)	8,587,392
Net Cash Provided By Operating Activities	3,851,553	12,833,195

CASH FLOWS FROM INVESTING ACTIVITIES
Repayments on notes receivable	1,384,959	1,992,068
(Advances to) repayments from stockholders	(11,795)	325,120
Purchases of property and equipment	(450,435)	(193,096)
Proceeds from sale of property and equipment	2,153,327	1,171,394
Net Cash Provided By Investing Activities	3,076,056	3,295,486

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on notes payable	(9,445,611)	(7,747,797)
Borrowings of notes payable	2,575,000	5,500,000
Members’ distributions	(1,077,756)	(2,507,098)
Stockholders’ distributions	(78,190)	(6,734,112)
Net Cash Used In Financing Activities	(8,026,557)	(11,489,007)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,098,948)	4,639,674

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	18,650,798	14,011,124

CASH AND CASH EQUIVALENTS, END OF YEAR	$17,551,850	$18,650,798

The accompanying notes are an integral part of these consolidated financial statements.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 1 – Summary of Significant Accounting Policies

Nature of Business

Hansen & Adkins, Inc. (Hansen & Adkins) was incorporated under the laws of the state of California to provide vehicle transportation and related services throughout the United States. Hansen & Adkins was formed in April 1994.

Basis of Accounting

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Consolidation of Subsidiaries

These consolidated financial statements include the accounts of Hansen & Adkins and its wholly owned subsidiaries, Hansen & Adkins Auto Transport, Inc. (H&A Auto Transport), Hansen & Adkins Auto Logistics, Inc. (H&A Auto Logistics), and Royal Truck Leasing, LLC (Royal), a variable interest entity, (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of the consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant items subject to such estimates and assumptions include valuation of accounts receivable, the useful lives of property and equipment, accrued expenses, including damage claims, and accrued workers’ compensation. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the consolidated balance sheets and consolidated statements of cash flows, the Company considers cash on hand and all highly liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Accounts Receivable

The Company extends credit to its customers in the ordinary course of business and mitigates related credit risk by actively pursuing past due accounts. The Company measures expected credit losses on a collective basis when similar characteristics exist using historical experience, current economic conditions, credit ratings, and other relevant factors in its credit estimation process and provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for credit losses based on its assessment.

Balances that are still outstanding after management has made reasonable collection efforts are written off through a charge to the allowance for credit losses and a credit to accounts receivable. The Company maintained an allowance for credit losses of $654,890 and $205,483 at December 31, 2025 and 2024, respectively. The Company recognized credit loss expenses of $1,440,000 and $456,000 during the years ended December 31, 2025 and 2024, respectively.

In July 2025, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The guidance introduces a practical expedient and an accounting policy election that simplify the application of the current expected credit loss (CECL) model for current accounts receivable and current contract assets arising from revenue transactions accounted for under Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

The amendments allow all entities to elect a practical expedient under which current conditions as of the consolidated balance sheet date are assumed not to change over the remaining life of the asset, eliminating the need to develop and document reasonable and supportable forecasts when estimating expected credit losses for assets within the scope of the guidance. In addition, entities other than public business entities may elect an accounting policy to consider collection activity occurring after the consolidated balance sheet date but before the consolidated financial statements are available to be issued when estimating expected credit losses.

Management has elected early adoption of ASU 2025-05 during the current reporting period. The adoption was applied prospectively, as required by the standard. Upon adoption, management elected the practical expedient to assume that current conditions as of December 31, 2025 remain unchanged for the remaining life of accounts receivable. Management has also elected the accounting policy to consider subsequent collection activity through April 13, 2026 when estimating expected credit losses. Accounts receivable collected prior to that date are excluded from the allowance for credit losses. The adoption of ASU 2025-05 did not have a material impact on the Company’s financial position or results of operations.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Concentration of Business and Credit Risk

The Company maintains its cash and cash equivalents at major financial institutions in deposit accounts insured by the Federal Deposit Insurance Corporation. At times, such amounts may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

The Company’s business is concentrated in the transportation of automobiles and related services;

therefore, the performance of the Company could be affected by industry trends.

Three customers comprised approximately 55% and 51% of total sales during the years ended December 31, 2025 and 2024, respectively. These customers represented approximately 50% and 49% of total accounts receivable at December 31, 2025 and 2024, respectively.

Property and Equipment

Property and equipment items are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the lease term. Expenditures for maintenance and repairs are expensed as incurred, and expenditures that increase the value or productive capacity of assets are capitalized.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Recoverability of assets is measured by comparison of the carrying amount of the asset to the net undiscounted future cash flows expected to be generated from the asset. If the future undiscounted cash flows are not sufficient to recover the carrying value of the asset, the asset’s carrying value is adjusted to fair value. To date, no impairment has been recorded.

Fair Value of Financial Instruments

Financial instruments primarily consist of accounts receivable, accounts payable, accrued expenses, and notes payable. The fair value of accounts receivable, accounts payable, and accrued expenses closely approximates their carrying value due to their short-term maturities. The carrying amounts of substantially all of the Company’s outstanding notes payable approximate fair value because their interest rates are based on variable reference rates or rates approximating those currently available to the Company for debt with similar terms.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Accrued Workers’ Compensation

The Company carries insurance policies to cover various risks, primarily general liability and workers’ compensation, under which the Company is liable to reimburse the insurance carrier for a portion of each claim paid. The Company is self-insured for the first $250,000 of each workers’ compensation claim. The Company has accrued a liability for all known claims, as well as those that are incurred but not reported.

Revenue Recognition

The Company primarily derives its revenue from vehicle transportation and related services.

Revenue from contracts with customers is recognized over time as services are performed, as control is continuously transferred to the customer and the customer simultaneously receives and consumes the benefits of the services. Revenue is measured as the amount of total consideration expected to be received in exchange for providing services.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is defined as the unit of account. For all contracts with customers, the Company contracts to provide distinct services for an established rate, such as the movement of an automobile from a port of entry to a dealership. For any contracts with multiple performance obligations, the transaction price is allocated to each performance obligation based on the relative standalone selling price of each distinct service in the contract. The relative standalone selling price of each distinct service is generally observable as they are described in each contract. None of the Company’s contracts contain volume-based discounts.

Contract assets relate to the Company’s right to payments for performance completed to date under a contract. Accounts receivable are recorded when the right to payment becomes unconditional.

Contract liabilities relate to payments received in advance of performance under a contract. The Company has no contract liabilities at December 31, 2025 or 2024.

A summary of accounts receivable is as follows:

	December 31,	December 31,	January 1,
	2025	2024	2024

Accounts receivable, net	$25,241,990	$26,496,499	$27,700,424

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

The following table presents disaggregated sales recognized by geographic area:

	For the Year Ended
	December 31,
	2025	2024

East	$126,109,762	$125,420,016
North	92,505,091	68,688,306
West	126,588,824	123,002,992
	$345,203,677	$317,111,314

Variable Interest Entities

Hansen & Adkins consolidates the assets, liabilities, and results of operations of variable interest entities (VIEs) for which it is the primary beneficiary. Hansen & Adkins has determined that Royal is a VIE for which it is the primary beneficiary and, accordingly, has consolidated Royal in its financial statements as of and for the years ended December 31, 2025 and 2024.

As a limited liability company (LLC), the members of Royal are not personally liable for the debts, obligations, or liabilities of Royal. The liabilities of Royal consolidated by Hansen & Adkins do not represent additional claims on Hansen & Adkins’ general assets; rather, they represent claims against specific assets of Royal. Likewise, the assets of Royal consolidated by Hansen & Adkins do not represent additional assets available to satisfy the claims against Hansen & Adkins’ general liabilities.

Income Taxes

The Company’s stockholders have elected to be taxed as an S corporation for federal and state tax purposes and, as such, the income is taxed directly to the stockholders. There is a 1.5% California franchise tax charged at the corporate level. The Company operates in other state tax jurisdictions that may not recognize S corporation status, resulting in tax being assessed to the Company.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

Income taxes are not provided for Royal, since taxable earnings or losses of an LLC are reported by, and are the responsibility of, individual members.

The Company recognizes the effect of income tax positions taken or expected to be taken in a tax return only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are generally three and four years for federal and state tax filings, respectively.

Leasing Arrangements

The Company determines if an arrangement contains a lease at inception based on whether the Company has the right to control the asset during the contract period and other facts and circumstances.

The Company’s policy for determining its lease discount rate used for measuring lease liabilities is to use the rate implicit in the lease whenever that rate is readily determinable. If the rate implicit in the lease is not readily determinable, then the Company has elected to use the risk-free discount rate, as permitted by U.S. GAAP, determined using a period comparable with that of the lease term.

The Company has elected a policy to account for short-term leases, defined as any lease with a term less than 12 months, by recognizing all components of the lease payment in the consolidated statements of operations in the period in which the obligation for the payments is incurred.

The Company has evaluated all lease arrangements and determined that they’ve met the definition of short-term leases or are below its capitalization policy.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Common Control Leasing Arrangements

Accounting Standards Update (ASU) 2023-01, Leases, the updated guidance on common control leasing arrangements, permits a private company lessee (the reporting entity) to elect an accounting alternative not to apply VIE guidance to a commonly controlled lessor entity if (a) the private company lessee and the lessor entity are under common control, (b) the private company lessee has a lease arrangement with the lessor entity, (c) substantially all of the activities between the private company lessee and the lessor entity are related to leasing activities (including supporting leasing activities) between those two entities, and (d) if the private company lessee explicitly guarantees or provides collateral for any obligation of the lessor entity related to the asset leased by the private company, and the principal amount of the obligation at inception of such guarantee or collateral arrangement does not exceed the value of the asset leased by the private company from the lessor entity. The Company has elected not to apply VIE guidance to Farquhar Investments, LLC (Farquhar), a commonly controlled lessor (see Note 8). The Company has determined that the leasing arrangement with Farquhar meets the established criteria in the updated guidance and falls under its short-term lease policy election.

Insurance Financing Arrangements

The Company entered into various arrangements to finance certain business insurance premiums, which require payments of up to $327,373 and expire at various dates through June 2026. As of December 31, 2025 and 2024, amounts outstanding under these arrangements totaled $2,239,733 and $1,758,589, respectively, and are included in accrued expenses on the consolidated balance sheets.

Reclassifications

Certain amounts related to the prior year consolidated financial statements have been reclassified to conform to the current year consolidated financial statement presentation.

Subsequent Events

Management has evaluated subsequent events from the date of the consolidated balance sheets through April 13, 2026, the date the consolidated financial statements were available to be issued and determined there were no items to disclose.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 2 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	December 31,
	2025	2024

Prepaid insurance	$2,505,319	$2,363,613
Other receivables	2,583,558	185,628
Prepaid licenses and registrations	758,663	970,338
Other	440,052	437,687
	$6,287,592	$3,957,266

NOTE 3 – Notes Receivable

Notes receivable consist of the following:

	December 31,
	2025	2024
Related Parties

Noninterest-bearing notes receivable from Hansen & Adkins Canada, Ltd. (H&A Canada), a related entity that is owned by the owners of the Company, payable upon demand with repayment not expected in the near future	$2,512,919	$2,510,435

Note receivable from Farquhar, a related entity that is owned by the owners of the Company, payable in monthly installments of $27,306, including interest at 6.00%, maturing in June 2035	2,368,607	2,882,237

Interest-bearing notes receivable from a related entity that is owned by the owners of the Company, from the sale of equipment, due in monthly installments, including interest at 7.7%, with maturities at various dates through September 2027	552,112	835,864

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 3 – Notes Receivable (Continued)

	December 31,
	2025	2024
Other

Notes receivable from the sale of equipment, due in monthly installments, including interest at rates ranging from 7.5% to 8.0%, with maturities at various dates through September 2027	295,537	885,598
	5,729,175	7,114,134
Less current portion	(908,327)	(1,486,994)
Noncurrent portion	$4,820,848	$5,627,140

NOTE 4 – Property and Equipment

Property and equipment consist of the following:

	December 31,
	2025	2024

Tractors and trailers	$118,436,225	$84,074,982
Computer equipment	1,795,372	1,672,447
Service cars and equipment	1,391,848	1,458,972
Office furniture	254,694	254,694
Buildings and leasehold improvements	794,769	591,851
	122,672,908	88,052,946
Less accumulated depreciation and amortization	(70,773,010)	(63,417,338)
	51,899,898	24,635,608
Land	205,698	205,698

	$52,105,596	$24,841,306

Depreciation and amortization expense for the years ended December 31, 2025 and 2024 totaled $10,210,520 and $9,015,638, respectively.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 5 – Accrued Expenses

Accrued expenses consist of the following:

	December 31,
	2025	2024

Damage and accident claims	$14,232,367	$13,676,645
Workers’ compensation	2,045,473	4,439,971
Payroll and related liabilities	4,247,712	4,843,490
Insurance financing	2,239,733	1,758,589
Owner operators’ escrow	1,527,438	1,350,261
Health insurance	717,869	576,911
Other	158,467	223,022
	$25,169,059	$26,868,889

NOTE 6 – Line of Credit

The Company entered into a line of credit agreement with a bank whereby the Company may borrow up to $20 million. Outstanding balances under this agreement incur interest at the Prime Rate. As of December 31, 2025, there were no amounts outstanding under this line of credit, and the Company had outstanding standby letters of credit of approximately $5,300,000. The agreement contains certain restrictive covenants, required financial reporting, and was secured by substantially all of the Company’s assets. The Company was in compliance with these covenants as of December 31, 2025. This credit agreement matures in August 2028.

The agreement allows for two term loans, Term Loan A and Term Loan B, in addition to the line of credit. Term Loan A and Term Loan B are subject to restrictions and allow for principal balances up to $6 million and $10 million, respectively. As of December 31, 2025, there was $3,300,000 outstanding under Term Loan A and $8,075,000 outstanding under Term Loan B. The interest rates charged under each loan depend on certain criteria as determined by the agreement.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 7 – Notes Payable

Notes payable consist of the following:

	December 31,
	2025	2024

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $28,824, including interest at 6.03%, with maturities at various dates through March 2030	$1,293,729	$-

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $331,519, including interest at rates ranging from 6.37% to 7.59%, with maturities at various dates through May 2031	16,637,086	11,026,161

Note payable (Term Loan A) to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $100,000, including interest at 9.00%, maturing in December 2028	3,300,000	4,500,000

Note payable (Term Loan B) to a financial institution, secured by related equipment of the noncontrolling interest, including interest at 9.00%, and payable upon maturity in December 2028	8,075,000	5,500,000

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $165,205 including interest at rates ranging from 3.09% to 7.38%, with maturities at various dates through November 2030	5,308,207	6,937,571

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $277,409 including interest at rates ranging from 2.66% to 7.27%, with maturities at various dates through June 2031	11,264,394	2,835,264

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $50,807 including interest at rates ranging from 2.34% to 3.18%, with maturities at various dates through December 2025	-	421,322

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $117,150, including interest at rates ranging from 5.47% to 6.01%, with maturities at various dates through November 2031	6,956,394	145,902

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $171,248, including interest at rates ranging from 5.05% to 7.80%, with maturities at various dates through October 2031	9,491,330	895,299

Notes payable to a financial institution, secured by related equipment of the noncontrolling interest, payable in monthly installments of $14,248, including interest at rates ranging from 7.2% to 10.34%, with maturities at various dates through April 2030	570,491	435,251

Notes payable to a financial institution, secured by related vehicles, payable in monthly installments of $7,474, including interest at rates ranging from 1.9% to 10.99%, with maturities at various dates through December 2029	552,611	598,708
	63,449,242	33,295,478

Less current portion	(13,121,577)	(7,086,981)
Noncurrent portion	$50,327,665	$26,208,497

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 7 – Notes Payable (Continued)

Future maturities of the notes payable as of December 31, 2025 are as follows:

Year Ending December 31,
2026	$11,121,577
2027	11,432,068
2028	19,606,917
2029	10,565,468
2030	7,721,333
Thereafter	3,001,879
$63,449,242

NOTE 8 – Related-Party Transactions

Leasing Activities

The Company leases offices from Farquhar, a related party by common ownership. The lease requires monthly rental payments totaling $103,210 and is on a written month-to-month arrangement. Total related-party rental expense under this agreement was $1,238,519 and $1,326,365 for the years ended December 31, 2025 and 2024, respectively.

Due from Stockholders

At December 31, 2025 and 2024, the Company had advances outstanding from stockholders totaling $633,830 and $622,035, respectively. The amounts are noninterest bearing and repayment terms have not been established.

Notes Receivable from Related Parties

At December 31, 2025 and 2024, the Company has notes receivable from related parties, as discussed in Note 3.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 9 – Commitments and Contingencies

Operating Leases

In addition to its related-party leases, the Company also leases equipment and facilities under operating leases that the Company considers either to be short-term in nature or below its established capitalization threshold. Rent expense for the years ended December 31, 2025 and 2024 totaled $4,478,704 and $3,431,032, respectively.

Legal Proceedings

The Company may be subject to various legal proceedings and claims arising in the ordinary course of its business. While the ultimate outcome of these matters is difficult to predict, management recognizes any anticipated losses in excess of insurance limits as expense when they become both probable and reasonably estimable. Management believes that the ultimate resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

During the year ended December 31, 2024, the Company settled two pending lawsuits. As a result, the Company accrued $8.6 million within accounts payable on the consolidated balance sheets and recorded the corresponding expense within other income (expense) on the consolidated statements of operations. At December 31, 2025, $500,000 of the settlement is accrued within accounts payable on the consolidated balance sheets.

NOTE 10 – Employee Benefit Plan

The Company offers a defined contribution employee benefit plan (the Plan) that includes a savings plan under Section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees who have completed three months of consecutive service and are at least 21 years of age. Employees may contribute up to the maximum amount allowed by law, subject to certain Internal Revenue Service limitations. The Company makes a 25% matching contribution on employee contributions to the Plan. The Company may also make annual discretionary profit-sharing contributions. Employees are immediately vested in their contributions and are vested over a period of five years for employer contributions. During the years ended December 31, 2025 and 2024, the Company contributed $971,849 and $862,784, respectively, to the Plan.

HANSEN & ADKINS, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2025 AND 2024

NOTE 11 – Supplemental Disclosures of Cash Flow Information

Cash paid for interest was $3,728,335 and $1,902,632 for the years ended December 31, 2025 and 2024, respectively.

Supplemental Schedule of Noncash Investing and Financing Activities

During the years ended December 31, 2025 and 2024, the Company sold equipment and vehicles for notes receivable totaling $41,343 and $277,000, respectively.

During the years ended December 31, 2025 and 2024, the Company financed $37,073,711 and $17,292,123 of equipment and vehicle purchases, respectively.

INDEPENDENT AUDITORS’ REPORT

ON SUPPLEMENTARY FINANCIAL INFORMATION

To the Stockholders of

Hansen & Adkins, Inc. and subsidiaries:

We have audited the consolidated financial statements of Hansen & Adkins, Inc. and its subsidiaries as of and for the years ended December 31, 2025 and 2024, and our report thereon dated April 13, 2026, which expressed an unmodified opinion on those consolidated financial statements, appears on pages 1-2. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating financial statements on pages 23-27 are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Windes, Inc.

Long Beach, California

April 13, 2026

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET DECEMBER 31, 2025

ASSETS

	H&A Auto	H&A Auto
	Transport	Logistics	Royal	Eliminations	Consolidated
CURRENT ASSETS
Cash and cash equivalents	$13,904,644	$1,903,955	$1,743,251	$-	$17,551,850
Accounts receivable, net	21,865,693	3,376,297	-	-	25,241,990
Prepaid expenses and other current assets	3,945,096	2,342,496	-	-	6,287,592
Intercompany receivables	491,739	11,249,978	20,556,168	(32,297,885)	-
Due from stockholders	633,830	-	-	-	633,830
Notes receivable, current portion	375,962	-	532,365	-	908,327
	41,216,964	18,872,726	22,831,784	(32,297,885)	50,623,589

PROPERTY AND EQUIPMENT, net	1,373,869	-	50,731,727	-	52,105,596

OTHER ASSETS
Note receivable, noncurrent portion	4,505,564	-	315,284	-	4,820,848
Deposits	313,644	-	260,686	-	574,330
	4,819,208	-	575,970	-	5,395,178

TOTAL ASSETS	$47,410,041	$18,872,726	$74,139,481	$(32,297,885)	$108,124,363

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$5,534,501	$1,797,297	$-	$-	$7,331,798
Accrued expenses, current portion	15,977,155	276,832	-	-	16,253,987
Intercompany payables	31,806,146	482,203	9,536	(32,297,885)	-
Notes payable, current portion	2,146,033	-	10,975,544	-	13,121,577
	55,463,835	2,556,332	10,985,080	(32,297,885)	36,707,362

NONCURRENT LIABILITIES
Accrued expenses, noncurrent portion	8,915,072	-	-	-	8,915,072
Notes payable, noncurrent portion	6,481,578	-	43,846,087	-	50,327,665
	15,396,650	-	43,846,087	-	59,242,737

STOCKHOLDERS’ EQUITY
Common stock	120,000	-	-	-	120,000
Additional paid-in capital	20,915,648	-	-	-	20,915,648
Retained earnings (accumulated deficit)	(44,486,092)	16,316,394	-	-	(28,169,698)

Stockholders’ (deficit) equity attributable to Hansen & Adkins, Inc.	(23,450,444)	16,316,394	-	-	(7,134,050)
Noncontrolling interest	-	-	19,308,314	-	19,308,314
	(23,450,444)	16,316,394	19,308,314	-	12,174,264

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,410,041	$18,872,726	$74,139,481	$(32,297,885)	$108,124,363

See Independent Auditors’ Report on Supplementary Financial Information on Page 20

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET DECEMBER 31, 2024

ASSETS

	H&A Auto	H&A Auto
	Transport	Logistics	Royal	Eliminations	Consolidated
CURRENT ASSETS
Cash and cash equivalents	$14,375,405	$1,352,982	$2,922,411	$-	$18,650,798
Accounts receivable, net	22,180,648	4,315,851	-	-	26,496,499
Prepaid expenses and other current assets	3,945,780	11,486	-	-	3,957,266
Intercompany receivables	845,120	10,118,075	18,322,139	(29,285,334)	-
Due from stockholders	622,035	-	-	-	622,035
Notes receivable, current portion	650,225	-	836,769	-	1,486,994
	42,619,213	15,798,394	22,081,319	(29,285,334)	51,213,592

PROPERTY AND EQUIPMENT, net	1,333,192	-	23,508,114	-	24,841,306

OTHER ASSETS
Note receivable, noncurrent portion	4,742,447	-	884,693	-	5,627,140
Deposits	271,325	-	255,854	-	527,179
	5,013,772	-	1,140,547	-	6,154,319

TOTAL ASSETS	$48,966,177	$15,798,394	$46,729,980	$(29,285,334)	$82,209,217

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$14,594,717	$1,928,547	$50,000	$-	$16,573,264
Accrued expenses, current portion	17,098,151	358,226	21,765	-	17,478,142
Intercompany payables	28,440,214	760,398	84,722	(29,285,334)	-
Notes payable, current portion	124,492	-	6,962,489	-	7,086,981
	60,257,574	3,047,171	7,118,976	(29,285,334)	41,138,387

NONCURRENT LIABILITIES
Accrued expenses, noncurrent portion	9,390,747	-	-	-	9,390,747
Notes payable, noncurrent portion	5,974,216	-	20,234,281	-	26,208,497
	15,364,963	-	20,234,281	-	35,599,244

STOCKHOLDERS’ EQUITY
Common stock	120,000	-	-	-	120,000
Additional paid-in capital	20,915,648	-	-	-	20,915,648
Retained earnings (accumulated deficit)	(47,692,008)	12,751,223	-	-	(34,940,785)

Stockholders’ (deficit) equity attributable to Hansen & Adkins, Inc.	(26,656,360)	12,751,223	-	-	(13,905,137)
Noncontrolling interest	-	-	19,376,723	-	19,376,723
	(26,656,360)	12,751,223	19,376,723	-	5,471,586

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$48,966,177	$15,798,394	$46,729,980	$(29,285,334)	$82,209,217

See Independent Auditors’ Report on Supplementary Financial Information on Page 20

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

	H&A Auto	H&A Auto
	Transport	Logistics	Royal	Eliminations	Consolidated

SALES	$315,826,959	$73,468,759	$11,716,900	$(55,808,941)	$345,203,677

COST OF SALES	278,593,192	65,882,274	9,950,310	(55,808,941)	298,616,835

GROSS PROFIT	37,233,767	7,586,485	1,766,590	-	46,586,842

OPERATING EXPENSES
General and administrative expenses	36,522,811	2,909,489	9,117	-	39,441,417
Gain on sale of property and equipment	(32,138)	-	(2,121,189)	-	(2,153,327)
	36,490,673	2,909,489	(2,112,072)	-	37,288,090

INCOME FROM OPERATIONS	743,094	4,676,996	3,878,662	-	9,298,752

OTHER INCOME (EXPENSE)
Other income (expense)	3,121,158	(1,126,956)	(502,372)	-	1,491,830
Interest expense	(991,428)	-	(2,736,907)	-	(3,728,335)
Interest income	437,845	15,131	88,917	-	541,893
	2,567,575	(1,111,825)	(3,150,362)	-	(1,694,612)

INCOME BEFORE PROVISION FOR (BENEFIT FROM) STATE TAXES	3,310,669	3,565,171	728,300	-	7,604,140

PROVISION FOR (BENEFIT FROM) STATE TAXES	26,563	-	(281,047)	-	(254,484)

NET INCOME	$3,284,106	$3,565,171	$1,009,347	$-	$7,858,624

See Independent Auditors’ Report on Supplementary Financial Information on Page 20

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	H&A Auto	H&A Auto
	Transport	Logistics	Royal	Eliminations	Consolidated

SALES	$292,208,604	$60,091,480	$9,260,307	$(44,449,077)	$317,111,314

COST OF SALES	257,749,034	53,224,853	8,465,208	(44,449,077)	274,990,018

GROSS PROFIT	34,459,570	6,866,627	795,099	-	42,121,296

OPERATING EXPENSES
General and administrative expenses	32,202,842	2,402,292	271,881	-	34,877,015
Loss (gain) on sale of equipment	57,978	-	(1,199,395)	-	(1,141,417)
	32,260,820	2,402,292	(927,514)	-	33,735,598

INCOME FROM OPERATIONS	2,198,750	4,464,335	1,722,613	-	8,385,698

OTHER INCOME (EXPENSE)
Other income (expense)	(10,133,570)	(805,376)	134,149	-	(10,804,797)
Interest expense	(331,353)	-	(1,571,279)	-	(1,902,632)
Interest income	481,720	32,738	196,251	-	710,709
	(9,983,203)	(772,638)	(1,240,879)	-	(11,996,720)

INCOME (LOSS) BEFORE PROVISION FOR (BENEFIT FROM) STATE TAXES	(7,784,453)	3,691,697	481,734	-	(3,611,022)

PROVISION FOR (BENEFIT FROM) STATE TAXES	310,733	-	(11,844)	-	298,889

NET INCOME (LOSS)	$(8,095,186)	$3,691,697	$493,578	$-	$(3,909,911)

See Independent Auditors’ Report on Supplementary Financial Information on Page 20

HANSEN & ADKINS, INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

										Stockholders’
							Retained Earnings			Equity (Deficit)
	Common Stock			Additional Paid-In Capital			(Accumulated Deficit)			Attributed to
	H&A Auto	H&A Auto		H&A Auto	H&A Auto		H&A Auto	H&A Auto		Hansen &
	Transport	Logistics	Consolidated	Transport	Logistics	Consolidated	Transport	Logistics	Consolidated	Adkins, Inc.	Royal	Total

BALANCE AT JANUARY 1, 2024	$120,000	$-	$120,000	$20,915,648	$-	$20,915,648	$(32,862,710)	$9,059,526	$(23,803,184)	$(2,767,536)	$21,390,243	$18,622,707

DISTRIBUTIONS TO STOCKHOLDERS	-	-	-	-	-	-	(6,734,112)	-	(6,734,112)	(6,734,112)	(2,507,098)	(9,241,210)

NET INCOME (LOSS)	-	-	-	-	-	-	(8,095,186)	3,691,697	(4,403,489)	(4,403,489)	493,578	(3,909,911)

BALANCE AT DECEMBER 31, 2024	120,000	-	120,000	20,915,648	-	20,915,648	(47,692,008)	12,751,223	(34,940,785)	(13,905,137)	19,376,723	5,471,586

DISTRIBUTIONS TO STOCKHOLDERS	-	-	-	-	-	-	(78,190)	-	(78,190)	(78,190)	(1,077,756)	(1,155,946)

NET INCOME	-	-	-	-	-	-	3,284,106	3,565,171	6,849,277	6,849,277	1,009,347	7,858,624

BALANCE AT DECEMBER 31, 2025	$120,000	$-	$120,000	$20,915,648	$-	$20,915,648	$(44,486,092)	$16,316,394	$(28,169,698)	$(7,134,050)	$19,308,314	$12,174,264

See Independent Auditors’ Report on Supplementary Financial Information on Page 20